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                                 Exhibit 10.13

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of July 9, 1997, by and between GENE LOGIC INC., a Delaware Corporation (the "Company"), and MICHAEL J. BRENNAN ("Executive").

      WHEREAS, the Company and Executive previously entered into an Employment Agreement dated December 1, 1995 (the "Employment Agreement") which, among other things, provides for the automatic vesting of all outstanding options to purchase the Company's Common Stock held by the Executive upon a change of control of the Company (the "Vesting Provision") and that Executive may participate in future equity securities offerings by the Company (the "Participation Right") ; and

      WHEREAS, the Company and Executive desire to amend the Employment Agreement to amend and restate the Vesting Provision and to terminate the Participation Right upon an initial public offering of the Company's Common Stock.

      NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements set forth below, hereby agree to amend the Employment Agreement as follows:

      1. Restatement of Vesting Provision. Section 3.2 of the Employment Agreement shall be amended and restated to read in its entirety as follows:

            "3.2 Incentive Stock Options. Upon the date of signing of this Agreement, the Company shall grant Brennan incentive stock options under the Company's Incentive Stock Option Plan to purchase 40,000 shares of the Company's common stock at a purchase price of $0.01 per share. The incentive stock options shall become exercisable according to the following schedule: twenty-five percent (25%) upon the date of signing of this Agreement and thereafter at a rate of 1/36th each month for 36 months upon the first anniversary of such date. The Company will grant further incentive stock options to Brennan in each year during which this Agreement remains in force, in numbers consistent with Brennan's position as President and CEO of the Company. In the event of: (i) a merger or consolidation of the Company with another corporation, not including any merger or consolidation if immediately thereafter the stockholders of the Company immediately before such transaction own shares representing more than 50% of the outstanding voting securities of the surviving corporation, (ii) a sale of shares by the stockholders of the Company if immediately thereafter the stockholders of the Company immediately before such sale own shares representing less than 50% of the outstanding voting securities of the surviving corporation, or (iii) a sale of all or substantially all of the Company's assets, all


                                       1.
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      options to purchase Common Stock of the Company held by Brennan that have not previously vested under the terms of the applicable Option Agreements shall vest immediately upon the closing of such transaction. In the event of an underwritten initial public offering of the Company's Common Stock, to the extent at least 80% of the aggregate of the shares subject to outstanding options to purchase Common Stock of the Company held by Brennan (other than any such options granted immediately prior to and in contemplation of such initial public offering) have not previously vested under the terms of the applicable Option Agreements, then the vesting of such options shall be accelerated such that 80% of the shares subject to each such option shall be vested as of the closing of such initial public offering and the remaining 20% of the shares subject to each such option shall vest 180 days from the closing of such initial public offering. If, in the event of an underwritten initial public offering of the Company's Common Stock, 80% or more of the aggregate of the shares subject to outstanding options to purchase Common Stock of the Company held by Brennan (other than any such options granted immediately prior to and in contemplation of such initial public offering) have previously vested, then any remaining unvested shares subject to such options shall vest 180 days from the closing of such initial public offering.

      2. Termination Of Participation Right Upon Initial Public Offering. The following shall be added at the end of Section 3.4 of the Employment Agreement to amend such section:

      "Notwithstanding anything to the contrary herein, Brennan's right to invest in any future offerings of the Company hereunder shall terminate automatically upon the closing of the Company's initial public offering of its securities to the public."

      3. Effective Date. This Amendment shall be effective as of the date of the Employment Agreement. Except as amended herein, or as otherwise agreed to in writing by the Company and Executive, all terms of the Employment Agreement shall remain in full force and effect.


                                       2.
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      IN WITNESS WHEREOF, the parties have executed this Amendment to Employment
Agreement as of the date first above written.

THE COMPANY:                           EXECUTIVE:

GENE LOGIC INC.
a Delaware Corporation


By:     /s/ Mark D. Gessler              /s/ Michael J. Brennan
        -------------------------        -------------------------------
Name:   Mark D. Gessler                  Michael J. Brennan
        -------------------------
Title:  Vice President,
        Corporate Development and
        CFO
                                       3.